UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2006

PEGASUS COMMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-32383 (Commission File Number)	23-3070336 (IRS Employer Identification No.)

c/o Pegasus Communications Management Company 225 City Line Avenue Bala Cynwyd, Pennsylvania (Address of Principal Executive Offices)	19004 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 934-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Ronald B. Stark, the Company’s Vice President of Finance, who has served as principal accounting officer since June 1, 2005, will be leaving the Company on or about December 15, 2006. Mr. Stark has agreed to make himself available to the Company for a period of time after his departure as the Company may from time to time request.

Mr. Stark’s departure is not related to any disagreement with the Company or with the Company’s operations, policies or practices. Mr. Stark’s departure is occurring as part of a restructuring of the Company related to the Company’s anticipated suspension of its public reporting upon the Company effecting a 1 for 100 reverse stock split. Implementation of the reverse subject stock split is subject, among other things, to approval by the Company’s stockholders at the Company’s next annual meeting of stockholders. The Company anticipates holding the annual meeting in late 2006 or early 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEGASUS COMMUNICATIONS CORPORATION
By	/s/ Scott A. Blank

Scott A. Blank,
Senior Vice President

Date: November 8, 2006